Exhibit 10.3

AMENDMENT TO THE

BANKFINANCIAL CORPORATION

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

WHEREAS, BANKFINANCIAL Corporation (the “Company”) and ROBERT J. O’SHAUGHNESSY (the “Participant”) have entered into that certain Restricted Stock Award Agreement dated as of September 5, 2006 (the “Agreement”); and

WHEREAS, the Company and the Participant desire to amend certain provisions of the Agreement in order to provide for the ending of the Restricted Period upon the Participant’s attainment of age 70 rather than Participant’s Retirement.

NOW, THEREFORE, BE IT RESOLVED that, effective as of the 20th day of October, 2008, the Agreement is hereby amended in the following particulars:

1. Paragraph 3(a) of the Agreement is amended by deleting the existing language and replacing it with the following new Paragraph 3(a):

“(a) Notwithstanding the foregoing provisions of this Section 3, the Restricted Period shall expire immediately upon the earliest of the following events to occur: (i) a Change in Control that occurs on or before the Participant’s Termination of Service; (ii) the Participant’s Termination of Service as a result of the Participant’s Death or Disability; (iii) the Participant’s attainment of age 70; (iv) the Participant’s employment or consulting arrangement is terminated by the Company other than for Cause, or (v) the Participant terminates his employment for Good Reason (for purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings ascribed to them in the applicable employment agreement between the Participant and the Company or its Subsidiary).”

2. Paragraph 3(b) of the Agreement is amended by deleting the existing language and replacing it with the following new Paragraph 3(b):

“In the event the Participant’s Termination of Service other than due to Death or Disability occurs prior to the expiration of one or more Restricted Periods, the Participant shall forfeit all rights, title and interest in and to any Installment(s) of Covered Shares still subject to a Restricted Period as of the Participant’s Termination of Service date.”

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

BANKFINANCIAL CORPORATION

By:	ROBERT J. O’SHAUGHNESSY
Its:

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